Pioneer Power Solutions, Inc. Form S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pioneer Power Solutions, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the consolidated financial statements of Pioneer Power Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

New York, New York

April 29, 2022